As filed with the Securities and Exchange Commission on November 17, 2006.
Registration No. _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
COOPER TIRE & RUBBER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	34-4297750 (I.R.S. Employer Identification No.)
701 Lima Avenue, Findlay, Ohio 45840
(Address of Principal Executive Offices Including Zip Code)
Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay)
Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana)
(Full Title of the Plan)
James E. Kline, Esq.
Vice President, General Counsel and Secretary
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840
(Name and Address of Agent For Service)
(419) 423-1321
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maxi-	Proposed Maxi-	Amount of
Securities to	Amount to be	mum Offering	mum Aggregate	Registration
be Registered	Registered (1) (2)	Price Per Share (3)	Offering Price (3)	Fee
Common Stock, par value $1.00 per share (4)	3,000,000	$12.90	$38,700,000	$4,141

(1)	Represents maximum number of shares of common stock, par value $1.00 per share (the “Common Stock”), of Cooper Tire & Rubber Company (the “Registrant”), issuable pursuant to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) and the Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana) (the “Plans”) being registered hereon.
(2)	Pursuant to Rule 416(c) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.
(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on November 13, 2006, within five business days prior to filing.
(4)	One right (each, a “Right”) to purchase Series A Preferred Stock of the Registrant will be issued with each share of Common Stock. The terms of the Rights are described in the Form 8-A/A filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 15, 1998.

INTRODUCTORY STATEMENT
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23.1
EX-24

INTRODUCTORY STATEMENT
     The 3,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”), of Cooper Tire & Rubber Company (the “Registrant”) registered on this Registration Statement on Form S-8 is allocated among the Plans as follows:

Plan	Allocation
Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay)	1,500,000

Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana)	1,500,000
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Pursuant to General Instruction E to Form S-8, the portions of the following earlier Registration Statements on Form S-8 and Post-Effective Amendment to Registration Statement on Form S-8, as filed by the Registrant with the SEC on the dates set forth below, that relate to the Plans as set forth below are incorporated herein by reference:

Plan	Filed	File No.
Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay)	08/09/1999 03/05/2004 12/30/2004	333-84811 333-113315 333-113315

Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana)	08/09/1999 03/05/2004 12/30/2004	333-84813 333-113315 333-113315
Item 8. Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant, as restated and filed with the Secretary of State of Delaware on May 17, 1993 (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q (Commission No. 001-04329) for the quarter ended June 30, 1993)

4.2	Certificate of Correction of Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on November 24, 1998 (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-04329) for the year ended December 31, 1998)

4.3	Bylaws of the Registrant (As Amended as of May 1, 2006) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission No. 001-04329) filed on May 2, 2006)

4.4	Amended and Restated Rights Agreement, dated as of May 11, 1998, by and between the Registrant and The Fifth Third Bank, as Rights Agent (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K (Commission No. 001-04329) filed on May 15, 1998)

4.5	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of May 7, 2004, by and among the Registrant, The Fifth Third Bank and Computershare Investor Services, LLC (incorporated herein by reference to Exhibit 4 to the Registrant’s Quarterly Report on Form 10-Q (Commission No. 001-04329) for the quarter ended September 30, 2004)

4.6	Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) (incorporated herein by reference to Exhibit 99(c) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-04329) for the year ended December 31, 2002)

4.7	Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana) (incorporated herein by reference to Exhibit 99(d) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-04329) for the year ended December 31, 2002)

5	Opinion of James E. Kline, Esq., as to legality of Common Stock and Rights registered hereunder

UNDERTAKING: The Registrant will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS to qualify the Plans.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5)

24	Power of Attorney
Item 9. Undertakings.
     (a) The Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Findlay, State of Ohio, on November 17, 2006.

COOPER TIRE & RUBBER COMPANY

By:	/s/ James E. Kline

James E. Kline Vice President, General Counsel and Secretary
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on November 17, 2006.

Signature	Title

*	Interim Chief Executive Officer and Director
Byron O. Pond	(Principal Executive Officer)

/s/ Philip G. Weaver	Vice President and Chief Financial
Officer (Principal Financial Officer)
Philip G. Weaver

/s/ Robert W. Huber	Director of External Reporting
(Principal Accounting Officer)
Robert W. Huber

*
Director
Arthur H. Aronson

*
Director
Laurie J. Breininger

*
Director
Steven M. Chapman

*
Director
John J. Holland

*
Director
John F. Meier

Signature	Title

*
Director
John H. Shuey

*
Director
Richard L. Wambold
     • James E. Kline, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors of the Registrant pursuant to a power of attorney filed with the Securities and Exchange Commission.

November 17, 2006	By:	/s/ James E. Kline

James E. Kline, Attorney-in-Fact
     Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay). Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on November 17, 2006.

COOPER TIRE & RUBBER COMPANY PRE-TAX SAVINGS PLAN (FINDLAY)

By:	/s/ Philip G. Weaver

Philip G. Weaver

By:	/s/ Stephen O. Schroeder

Stephen O. Schroeder

By:	/s/ Charles F. Nagy

Charles F. Nagy

By:	/s/ Gregory E. Meyers

Gregory E. Meyers

By:	/s/ James H. Geers

James H. Geers

As members of the Pre-Tax Savings Plan Committee

     Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana). Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on November 17, 2006.

COOPER TIRE & RUBBER COMPANY PRE-TAX SAVINGS PLAN — (TEXARKANA)

By:	/s/ Philip G. Weaver

Philip G. Weaver

By:	/s/ Stephen O. Schroeder

Stephen O. Schroeder

By:	/s/ Charles F. Nagy

Charles F. Nagy

By:	/s/ Gregory E. Meyers

Gregory E. Meyers

By:	/s/ James H. Geers

James H. Geers
As members of the Pre-Tax Savings Plan Committee

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant, as restated and filed with the Secretary of State of Delaware on May 17, 1993 (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q (Commission No. 001-04329) for the quarter ended June 30, 1993)

4.2	Certificate of Correction of Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on November 24, 1998 (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-04329) for the year ended December 31, 1998)

4.3	Bylaws of the Registrant (As Amended as of May 1, 2006) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission No. 001-04329) filed on May 2, 2006)

4.4	Amended and Restated Rights Agreement, dated as of May 11, 1998, by and between the Registrant and The Fifth Third Bank, as Rights Agent (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K (Commission No. 001-04329) filed on May 15, 1998)

4.5	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of May 7, 2004, by and among the Registrant, The Fifth Third Bank and Computershare Investor Services, LLC (incorporated herein by reference to Exhibit 4 to the Registrant’s Quarterly Report on Form 10-Q (Commission No. 001-04329) for the quarter ended September 30, 2004)

4.6	Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) (incorporated herein by reference to Exhibit 99(c) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-04329) for the year ended December 31, 2002)

4.7	Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana) (incorporated herein by reference to Exhibit 99(d) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-04329) for the year ended December 31, 2002)

5	Opinion of James E. Kline, Esq., as to legality of Common Stock and Rights registered hereunder

UNDERTAKING: The Registrant will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS to qualify the Plans.

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5)

24	Power of Attorney